Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF COMMON STOCK OF
FIRSTHAND TECHNOLOGY VALUE FUND, INC.

This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 P.M., New York City time, January 30, 2020, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be transmitted via email or mailed to the Depositary, and must be received by the Depositary on or before 5:00 P.M., New York City time on the Expiration Date. See Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

The Information Agent for the Offer is:

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
All Holders Call Toll Free: (888) 219-8320

The Depositary for the Offer is:
Computershare

By Email Transmission (for eligible institutions only):
CANOTICEOFGUARANTEE@computershare.com

By Mail:	By Registered, Certified or Express Mail or Overnight Courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	150 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021

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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN
ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen;

The undersigned hereby tenders to Firsthand Technology Value Fund, Inc. (the “Fund”) and Mr. Kevin Landis, Chairman of the Board of Directors and Chief Executive Officer of the Fund, upon the terms and subject to the conditions set forth in its Offer to Purchase, dated December 17, 2019 and the related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 2, “Procedures for Tendering Shares,” of the Offer to Purchase.

Number of Shares Tendered:
If Shares will be tendered by book-entry transfer, check box: ☐
The Depository Trust Company
Account Number:
Name(s) of Record Holder(s):
Address:
Area Code and Telephone Number:
Taxpayer Identification (Social Security) Number:

The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Offerors’ transfer agent pursuant to the Fund’s Dividend Reinvestment Plan: ☐ Yes        ☐ No

(Note: If neither of these boxes is checked, any such uncertificated Shares will not be tendered.)

Dated: , 20

Signature(s)

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GUARANTEE (Not To Be Used For Signature Guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad–15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e–4 under the Securities Exchange Act of 1934, as amended (“Rule 14e–4”), (b) represents that such tender of Shares complies with Rule 14e–4 and (c) guarantees to deliver to the Depositary confirmation of Book–Entry Transfer of such Shares into the Depositary’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange trading days after the date hereof.

Name of Firm:
(Authorized Signature)
Address:	Name:
(Please Print)
Title:
City State Zip Code
Area Code and Tel. No.:	Dated:	,20

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